EXHIBIT 10.2

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

In connection with a possible business transaction (the “Transaction”) involving Manpower Inc. (“COMPANY”) and Comsys IT Partners, Inc. (“COMSYS”), collectively the “Parties,” certain information may be requested by both COMPANY and COMSYS relating to the other party or the Transaction and the Parties have agreed to enter into this Agreement. All such information (whether written or oral) furnished (whether before, on or after the date hereof) by either company, or its directors, officers, employees, representatives (including, without limitation, financial advisors, financing sources, attorneys, consultants and accountants) or agents (collectively, “Representatives”) to the other party and all analyses, compilations, forecasts, studies or other documents prepared by the Parties or their Representatives in connection with their review of, or their interest in, the Transaction which contain, reflect, are generated from or are based upon, in whole or in part, any such information is hereinafter referred to as the “Information.” The term Information will not, however, include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving Party or its Representatives that is prohibited by this Agreement; (ii) is or becomes available to the receiving Party on a nonconfidential basis from a source which, to the best of its knowledge, is not known to be prohibited from disclosing such information to the receiving Party by a legal, contractual or fiduciary obligation to either Party; (iii) was in possession of the receiving Party prior to the disclosure of the information pursuant to this Agreement, provided that the source of such information was not known by the receiving Party, after due inquiry, to be subject to an obligation not to disclose such information; or (iv) is independently developed without reference to or use of the Information.

Accordingly, the Parties hereby agree that:

1.	The Parties and their Representatives (i) will keep the Information strictly confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 2 below), without the prior written consent of the other party, disclose any Information in any manner whatsoever, and (ii) will not use any Information other than in connection with the Transaction; provided, however, that the Parties may reveal the Information to their Representatives (a) who need to know the Information for the purpose of evaluating the Transaction, (b) who are informed by the Parties of the confidential nature of the Information and are provided with a copy of this Agreement, (c) who agree not to disclose any of the Information to any other party and (d) who agree to act in accordance with the terms of this letter agreement to the same extent as if they were parties hereto. The Parties will cause their Representatives to observe the terms of this letter agreement, and they will be responsible for any breach of this agreement by any of their Representatives.

2.

In the event that the Parties or any of their Representatives are requested pursuant to, or required by, applicable law, regulation, rules of any national stock exchange, or legal process to disclose any of the Information, the Parties must notify each other promptly so that they may seek a protective order or other appropriate remedy or, in the sole discretion of the party that initially furnished such Information, waive compliance with the terms of this letter agreement. In the event that no such protective order or other remedy is obtained, or that the Parties waive compliance with the terms of this letter agreement, the Parties will furnish only that portion of the Information which they are advised by counsel is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

3.	If COMPANY or COMSYS determines not to proceed with the Transaction, they will promptly inform the other Party of that decision and, in that case, and at any time upon request of COMPANY or COMSYS or any of their Representatives, the other party will either (i) promptly destroy all copies of the written Information in its or its Representatives’ possession and confirm such destruction to the initiating company in writing or (ii) promptly deliver to the initiator of such action all copies of the written Information in its or its Representatives’ possession. Any oral Information will continue to be subject to the terms of this letter agreement. Notwithstanding anything contained in the foregoing to the contrary, either Party may retain in the files of its legal counsel such documents and records as are required to be maintained in order to satisfy any law, rule, or regulation to which the Party is subject or for the purpose of determining its continuing obligations under this Agreement, including any rule of any national stock exchange. Furthermore, if a legal proceeding has been instituted to seek disclosure of the Information, such material shall not be destroyed until the proceeding is settled or a final judgment with respect thereto has been rendered.

4.	Neither Party hereto shall in any way or in any form disclose, publicize or advertise in any manner the discussions that give rise to this Agreement or the discussions or negotiations covered by this Agreement, including the fact that any such discussions have taken or are taking place, or any proposal relating thereto, including the terms and conditions thereof, without the prior written consent of the other Party.

Notwithstanding any term or implication herein to the contrary, either Party may disclose Information and any of the information described in the preceding paragraph to the extent such Party determines in good faith upon advice of counsel that such disclosure is required in connection with such Party’s disclosure responsibilities under the securities laws (including regulations, rules and interpretations promulgated or issued by a regulatory body), so long as such Party gives the other party such prior notice of such disclosure, and such opportunity to review, comment on, and lawfully limit the proposed disclosure, as is reasonably available under the circumstances.

5.	The Parties hereby acknowledge that, unless and until a definitive agreement between COMPANY and COMSYS with respect to any Transaction has been executed and delivered, neither the COMPANY nor COMSYS will be under any legal obligation of any kind whatsoever with respect to such Transaction and hereby waive, in advance, any claims (including, without limitation, breach of contract) in connection with any Transaction. In addition, neither Party will be under any obligation to negotiate a definitive agreement, by virtue of this or any written or oral expression, discussion or negotiation with respect to such Transaction by any or either of the Representatives of the Parties except, in the case of this Agreement, for the matters specifically agreed to herein.

6.	The Parties hereby agree that money damages may not be a sufficient remedy for any breach of this Agreement. Accordingly, in the event of any breach of the provisions of this Agreement, the breaching party agrees that the non-breaching party may be entitled to equitable relief, including injunction and specific performance. Such remedy may not be deemed to be the exclusive remedy for the breach of this Agreement but may be in addition to all other remedies available at law or equity to the non-breaching party. In the event that the non-breaching party successfully enforces the obligations of the breaching party hereunder, the breaching party shall reimburse the non-breaching party for all reasonable costs and expenses, including legal counsel, incurred by the non-breaching party in this regard.

7.	Disclosing Party makes no representation or warranty as to the accuracy or completeness of the Information and receiving Party agrees that disclosing Party and its employees and agents shall have no liability to receiving Party resulting from any use of the Information.

8.	COMPANY agrees that, for a period of eighteen (18) months from the date of this Agreement, unless COMPANY shall have been specifically invited in writing by COMSYS, neither COMPANY nor its Representatives as advisor to COMPANY as principal will in any manner, directly or indirectly: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of COMSYS or any of its subsidiaries, (ii) any tender or exchange offer, merger or other business combination involving COMSYS or any of its subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to COMSYS or any of its subsidiaries, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the other Party; (b) form, join or in any way participate in a “group” (as defined in the Securities Act of 1934) with respect to the securities of COMSYS; (c) otherwise act, alone or in concert with others, to seek to control or influence management or the board of directors or policies of COMSYS; (d) take any action which might force COMSYS to make a public announcement regarding any of the types of matters set forth in (a) above; or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing; provided, however, that if COMSYS makes a public announcement that it has entered into a definitive agreement that contemplates a business combination transaction between COMSYS and a third party that would result in a change of control of COMSYS, or in the event any third party has made a tender offer for a majority of the then outstanding securities of COMSYS entitled to be voted generally in the election of directors, then COMPANY may make a proposal to the board of directors of COMSYS with respect to a business combination transaction involving COMPANY and COMSYS.

9.

The Parties hereby acknowledge that in the event that any provision or portion of this letter agreement is determined to be invalid, illegal or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

The Parties further acknowledge that such invalid, illegal or unenforceable provision shall be substituted with a provision as similar in intent and economic effect to such provision as may be possible and yet be valid, legal and enforceable.

10.	The Parties hereby acknowledge that neither the failure nor delay by any party in exercising any right, power or privilege existing in connection with this Agreement shall operate or be construed to be a waiver of such right, power or privilege. No single or partial exercise thereof will preclude any other or further exercise thereof or the exercise of any other right hereunder or otherwise legally available. No waiver hereunder shall be considered valid or enforceable, except by a written agreement signed by the Parties and no such waiver shall be deemed a waiver of any subsequent instance or circumstance of the same or similar nature.

11.	This Agreement is the complete and exclusive statement of the agreement between the Parties and supersedes any and all other agreements, if any, between the Parties with respect to the subject matter hereof and contains all of the covenants and agreements between the Parties with respect thereto. This Agreement contains the entire understanding between the Parties and supersedes all prior collateral communications, if any, regarding the subject matter hereof. This Agreement shall govern all communications between the Parties that are made during the period from the effective date of this Agreement to the date on which either party receives from the other written notice that subsequent communications shall not be so governed. No modification or amendment of this Agreement and no waiver of the terms and conditions hereof, in whole or in part, shall be binding, except by a written agreement signed by the Parties.

12.	This Agreement shall inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns and will be binding upon the Parties and their respective Representatives, successors and permitted assigns.

13.	The validity, interpretation, performance and enforcement of this Agreement, its construction and the rights, remedies and obligations arising by, under, through or on account of it, shall be governed and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The Parties hereby irrevocably and unconditionally consent to the sole and exclusive venue and jurisdiction of the courts of the State of New York for any action, suit or proceeding arising out of or relating to this Agreement and hereby agree not to commence any action, suit or proceeding related thereto except in such courts.

14.	Except as otherwise provided in paragraph 8 above, this Agreement and all obligations of the parties hereunder, notwithstanding anything to the contrary that may be contained herein, shall terminate one (1) year from the date of this Agreement.

Manpower Inc., a Wisconsin corporation		Comsys IT Partners, Inc., a Delaware corporation

By:	/s/ Michael J. Lynch	By:	/s/ David L. Kerr
	Name: Michael J. Lynch		Name: David L. Kerr

Vice President, General Counsel International		Senior Vice President
	Title		Title

November 19, 2009		11/19/09
	Date		Date

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